POWER OF ATTORNEY
      KNOW ALL PERSONS BY THESE PRESENTS, that I, Jonathan Lieberman, hereby constitute and appoint Allan Krinsman my true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for me and in my name, place and stead, to sign any
Schedules 13D or 13G, reports on Form 3 (Initial Statement of Beneficial Ownership of
Securities), Form 4 (Statement of Changes in Beneficial Ownership of Securities) and Form 5
(Annual Statement of Beneficial Ownership of Securities) relating to holdings of and transactions by me in common stock or other securities of AG Mortgage Investment Trust, Inc.
and all amendments thereto, and to file the same, together with this power of attorney, with the
Securities and Exchange Commission and the appropriate securities exchange, granting unto said attorney-in-fact and agent, or his substitute or substitutes, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as I might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.  This Power of Attorney shall be effective until such time as I deliver a written revocation thereof to the above-named attorney-in-fact and agent.

Dated: January 20, 2012           _/s/ Jonathan Lieberman__
                Jonathan Lieberman